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                                                                  Exhibit 10.4



                       ALLEGHENY TECHNOLOGIES INCORPORATED

                               1996 INCENTIVE PLAN

                          ADMINISTRATIVE RULES FOR THE
                       ALLEGHENY TECHNOLOGIES INCORPORATED
                     STOCK ACQUISITION AND RETENTION PROGRAM

                        EFFECTIVE AS OF JANUARY 1, 2000
                            (AS AMENDED AND RESTATED)

ARTICLE I.  ADOPTION AND PURPOSE OF THE PROGRAM

                  1.01 ADOPTION. These rules are adopted by the Personnel and Compensation Committee and the Stock Incentive Award Subcommittee of the Board of Directors pursuant to the authority reserved in Section
         3.01 of the Allegheny Technologies Incorporated 1996 Incentive Plan (the "Plan"). Capitalized terms used but not defined in these rules shall have the same meanings as in the Plan.

                  1.02 PURPOSE. The purpose of the Allegheny Technologies Incorporated Stock Acquisition and Retention Program (the "SARP") is to assist the Corporation and its subsidiaries in retaining and motivating selected key management employees who will contribute to the success of the Corporation and its subsidiaries. The SARP encourages eligible employees to hold a proprietary interest in the Corporation by offering them an opportunity to receive grants of restricted shares of Stock which, in accordance with the terms and conditions set forth below, will vest only if the employees retain, for a specified period of time, ownership of (i) shares of Stock purchased pursuant to the SARP or (ii) already-owned shares of Stock which such employees identify as being subject to the SARP. Awards under the SARP will act as an incentive to participating employees to achieve long-term objectives which will inure to the benefit of all stockholders of the Corporation.

ARTICLE II.  DEFINITIONS

         For purposes of these rules, the capitalized terms set forth below shall have the following meanings:

                  2.01 AWARD AGREEMENT means a written agreement between the Corporation and a Participant or a written acknowledgment from the Corporation specifically setting forth the terms and conditions of an award of Restricted Stock granted to a Participant pursuant to Article VII of these rules.

                  2.02  BOARD means the Board of Directors of the Corporation.

                  2.03 BUSINESS DAY means any day on which the New York Stock Exchange shall be open for trading.

                  2.04 CAUSE means a determination by the Committee that a Participant has engaged in conduct that is dishonest or illegal, involves moral turpitude or jeopardizes the Corporation's right to operate its business in the manner in which it is now operated.


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                  2.05 CHANGE IN CONTROL means any of the events set forth
         below:

                           (a) The acquisition in one or more transactions,
                  other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Corporation Voting Securities in excess of 30% of the Corporation Voting Securities unless such acquisition has been approved by the Board; or

                           (b) Any election has occurred of persons to the Board
                  that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on January 1, 1998 and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on January 1, 1998; provided, however, that any person nominated for election by the Board at a time when at least two-thirds of the members of the Board were persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i); or

                           (c) Approval by the stockholders of the Corporation
                  of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Stock and Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Stock and Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

                           (d) Approval by the stockholders of the Corporation
                  of (i) a complete liquidation or dissolution of the Corporation or (ii) a sale or other disposition of all or substantially all the assets of the Corporation.

                  2.06 COMMITTEE means the Stock Incentive Award Subcommittee of the Board, in the case of individuals who are "officers" of the Corporation as defined in Rule 16a-1(f) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as such Rule may be amended from time to time, and the Personnel and Compensation Committee of the Board, in the case of individuals who are not such officers of the Corporation.

                  2.07 CORPORATION means Allegheny Technologies Incorporated, a Delaware corporation, and its successors.

                  2.08 CORPORATION VOTING SECURITIES means the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of the Board.

                  2.09 DATE OF GRANT means the date as of which an award of Restricted Stock is granted in accordance with Article VII of these rules.


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                  2.10 DESIGNATED STOCK means shares of Stock already owned by a
         Participant that the Participant identifies as being subject to the SARP, thereby triggering the grant of Restricted Stock to such Participant pursuant to Article VII of these rules.

                  2.11 DESIGNATION NOTICE means a written notice, in a form acceptable to the Committee, by which a Participant designates previously-acquired shares of Stock as Designated Stock.

                  2.12 DISABILITY means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Committee in its sole and absolute discretion. Notwithstanding the foregoing, if a Participant's employment by the Corporation or an applicable subsidiary terminates by reason of a disability, as defined in an Employment Agreement between such Participant and the Corporation or an applicable subsidiary, such Participant shall be deemed to be disabled for purposes of the SARP.

                  2.13 EFFECTIVE DATE means January 1, 2000.

                  2.14 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

                  2.15 FAIR MARKET VALUE means, as of any given date, the average of the high and low trading prices of the Stock on such date as reported on the New York Stock Exchange or, if the Stock is not then traded on the New York Stock Exchange, on such other national securities exchange on which the Stock is admitted to trade, or, if none, on the National Association of Securities Dealers Automated Quotation System if the Stock is admitted for quotation thereon; provided, however, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading.

                  2.16 OUTSTANDING STOCK means, at any time, the issued and outstanding Stock.

                  2.17 PARTICIPANT means any person selected by the Committee, pursuant to Section 5.01 of these rules, as eligible to participate under the SARP.

                  2.18 PERMITTED TRANSFEREE means a Participant's spouse, or (by blood, adoption or marriage) parent, child, stepchild, descendant or sibling, or the estate, any guardian, custodian, conservator or committee of, or any trust for the benefit of, the Participant or any of the foregoing persons.

                  2.19 PLAN means the Allegheny Technologies Incorporated 1996 Incentive Plan, as the same may be amended from time to time.

                  2.20 PURCHASE AMOUNT means the dollar amount that a Participant specifies in a Purchase Notice with respect to a particular Purchase Date.

                  2.21 PURCHASE DATE means, the date on which the Corporation receives the Purchase Notice or, if such date is not a Business Day, the Business Day immediately preceding the date on which such Notice is received.


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                  2.22 PURCHASED STOCK means Stock purchased by a Participant pursuant to Article VI of these rules, which triggers the grant of Restricted Stock to such Participant pursuant to Article VII of these rules.

                  2.23 PURCHASE LOAN means a loan provided to a Participant by the Corporation to facilitate the Participant's purchase of Stock pursuant hereto.

                  2.24 PURCHASE NOTICE means a written notice, in a form acceptable to the Committee, by which a Participant may elect to purchase Stock as of a Purchase Date in accordance with Section 6.01 of these rules.

                  2.25 RELATED STOCK means, with respect to any three-quarters of a share of Restricted Stock, the one share of Purchased Stock or Designated Stock, as the case may be, which entitles such Participant to receive such three-quarters of a share of Restricted Stock pursuant to Article VII of these rules.

                  2.26 RESTRICTED STOCK means shares of Stock awarded to a Participant subject to restrictions as described in Article VII of these rules.

                  2.27 SARP means the Stock Acquisition and Retention Program, as the same may be amended from time to time.

                  2.28 SARP YEAR means each of the calendar years during the term the SARP remains in effect.

                  2.29 STOCK means the common stock, par value $0.10 per share, of the Corporation.

ARTICLE III.  ADMINISTRATION

         The SARP shall be administered by the Committee, which shall have exclusive and final authority and discretion in each determination, interpretation or other action affecting the SARP and its Participants. The Committee shall have the sole and absolute authority and discretion to interpret the SARP, to modify these administrative rules for the SARP, to select, in accordance with Section 5.01 of these rules, the persons who will be Participants hereunder, to impose such conditions and restrictions as it determines appropriate and to take such other actions and make such other determinations in connection with the SARP as it may deem necessary or advisable.

ARTICLE IV.  STOCK ISSUABLE UNDER THE SARP

                  4.01 SHARES OF STOCK ISSUABLE. The Stock to be offered under the SARP shall be authorized and unissued Stock, or Stock which shall have been reacquired by the Corporation and held in its treasury.

                  4.02 SHARES SUBJECT TO TERMINATED AWARDS. Shares of Stock forfeited as provided in Section 7.02 of these rules may again be issued under the SARP.

ARTICLE V.  PARTICIPATION

                  5.01 DESIGNATION OF PARTICIPANTS. Participants in the SARP shall be such officers and senior executives of the Corporation and its subsidiaries whose actions most directly affect the long-term success of the Corporation as the Committee, in its sole discretion, after consultation with the


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         Chief Executive Officer, may designate as eligible to participate in the SARP. The Committee shall designate the Participants who are eligible to participate in the SARP during a SARP Year which designation will generally be made prior to or within ninety days after the commencement of such SARP Year. The Committee's designation of a Participant with respect to any SARP Year shall not require the Committee to designate such person as a Participant with respect to any other SARP Year. The Committee shall consider such factors as it deems pertinent in selecting Participants. The Committee shall promptly provide to each person selected as a Participant written notice of such selection. The designation of a person as a Participant with respect to a SARP Year shall permit such person to elect to submit one or more Purchase Notices and/or Designation Notices during such SARP Year.

                  5.02 PARTICIPANT ELECTIONS. A person who is designated as a Participant in accordance with Section 5.01 of these rules shall be entitled to purchase Stock by delivering one or more Purchase Notices in accordance with Article VI of these rules, and such Stock purchases shall result in the award of Restricted Stock to such Participant in accordance with Article VII of these rules. In addition, a Participant shall be entitled to designate as Designated Stock, in one or more Designation Notices delivered to the Corporation at any time during a SARP Year, any number of shares of Stock then owned by the Participant, other than shares of Purchased Stock, shares of Stock credited to the Participant's account under a company-sponsored defined contribution plan and shares of Stock subject to outstanding and as yet unexercised stock options, such that, in accordance with Section 7.01, a whole number of Restricted Stock, and no fractions of a share of Restricted Stock, shall be issuable with respect to such Designated Stock. Such designation of shares as Designated Stock shall result in the award of Restricted Stock to the Participant in accordance with Article VII of these rules. The sum of (i) the aggregate Purchase Amounts elected by a Participant pursuant to one or more Purchase Notices submitted within any one SARP Year and (ii) the Fair Market Value of the Designated Stock designated by the Participant pursuant to one or more Designation Notices submitted within such SARP Year (such Fair Market Value being determined as of the date the applicable Designation Notice is delivered), shall not exceed such Participant's gross annual salary as in effect on the first day of such SARP Year; provided, however, that, for any SARP Year, the Committee may establish such greater or lesser dollar limit as it deems appropriate.

ARTICLE VI.  STOCK PURCHASES

                  6.01 STOCK PURCHASE ELECTIONS. A Participant shall have the right to purchase Stock in accordance with the terms of this Article VI of these rules. A Participant may elect to purchase Stock under this SARP by delivering to the Corporation a Purchase Notice and cash and/or a promissory note executed by the Participant in an amount equal to the purchase price designated in such Participant's Purchase Notice. Such Purchase Notice shall set forth, among other things, the Purchase Amount elected by the Participant. Such promissory note which shall evidence such Participant's Purchase Loan in accordance with Section
         6.03 of these rules, shall be in a principal amount equal to the Purchase Amount designated in such Participant's Purchase Notice and shall by its terms become effective as of the applicable Purchase Date. All elections under this Section 6.01 shall be irrevocable. Each election shall take effect as of the Purchase Date.

                  6.02 ISSUANCE OF AND PAYMENT FOR STOCK. As of each Purchase Date, the Corporation shall credit to each Participant the number of shares of Purchased Stock purchased pursuant to the Purchase Notice submitted by such Participant. The number of shares of Purchased Stock to be so credited shall be determined by dividing the Purchase Amount designated by such Participant in his or her Purchase Notice by a purchase price per share equal to the Fair Market Value on the Purchase Date. As of any Purchase Date, the number of shares that can be purchased by a Participant shall be


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         a number that will result in the issuance of a whole number of shares of Restricted Stock; in no event shall the Corporation be required to issue fractional shares of Purchased Stock or fractional shares of Restricted Stock. The Purchase Amount elected by a Participant, and the principal amount of the related promissory note, shall be automatically reduced (and if the entire Purchase Amount is paid in cash, cash shall be returned to the Participant) to the minimum extent necessary so that only a whole number of shares of Restricted Stock will be issued with respect to the Related Stock. The purchase price for shares of Purchased Stock credited to a Participant as of a Purchase Date shall be paid in cash and/or by means of a Purchase Loan made by the Corporation to the Participant in accordance with Section 6.03 of these rules. The Participant shall have all of the rights of a stockholder with respect to the shares of Purchased Stock credited to him under this Section 6.02 including, but not limited to, the right to vote such shares and the right to receive dividends (or dividend equivalents) paid with respect to such shares.

                  6.03  TERMS OF PURCHASE LOAN.

                           (a) Purchase Loan. The promissory note delivered to
                  the Corporation by a Participant in accordance with Section
                  6.01 of these rules shall evidence a Purchase Loan in principal amount equal to such Participant's Purchase Amount reduced by the amount of cash paid, if any. Unless the Committee shall otherwise determine prior to the applicable Purchase Date, each Purchase Loan shall have a term not to exceed ten years, and be secured by the shares of Purchased Stock acquired with such Purchase Loan.

                           (b) Interest on Purchase Loan. Until the
                  Participant's Purchase Loan is paid in full, or otherwise satisfied or discharged in full, interest on the outstanding balance of the Purchase Loan shall accrue at a fixed rate per annum equal to the minimum rate required to avoid imputed interest under the applicable provisions of the Internal Revenue Code of 1986.

                           (c) Repayment of Purchase Loan. No principal or
                  interest payments with respect to a Purchase Loan shall be required prior to the fifth anniversary of the date such Purchase Loan is made; provided, however, that prior to such fifth anniversary, cash dividends on shares of Purchased Stock held as security for such Purchase Loan, and on the related shares of Restricted Stock, shall be applied to pay accrued interest on the Purchase Loan (any non-cash dividends shall remain as part of the collateral securing such Purchase Loan). After such fifth anniversary, level monthly payments of principal and accrued interest with respect to a Purchase Loan shall be required for the remaining term thereof. Unless otherwise determined by the committee, all outstanding principal and interest on a Participant's Purchase Loan shall be immediately due and payable in full upon termination of the Participant's employment with the Corporation and its affiliates. All or any portion of the principal and/or interest with respect to a Purchase Loan may, at the election of the Participant, be paid by the delivery to the Corporation of whole shares of Stock, other than (i) shares of Stock credited to the Participant's account under a company-sponsored defined contribution plan or (ii) shares of Stock subject to outstanding and as yet unexercised stock options. For purposes of the immediately preceding sentence, shares of Stock shall be valued at the Fair Market Value of such shares on the Business Day immediately preceding the date such shares are delivered to the Corporation.

                           (d) Other Terms. The promissory notes evidencing the
                  Purchase Loans shall contain such other terms and conditions as the Committee may determine, including, without limitation, any special terms relating to the retirement of a Participant prior to the expiration of the term of one or more Purchase Loans.


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                  6.04 STOCK CERTIFICATES. As promptly as administratively
         feasible after each Purchase Date, the Corporation shall deliver to each Participant one or more stock certificates for the number of shares of Stock purchased by such Participant as of such Purchase Date in accordance with this Article VI. The Participant shall then deliver certificates representing a number of shares with a value equal to the principal amount of the Purchase Loan to the Corporation in pledge for the related Purchase Loan along with an executed security agreement in such form as the Committee shall specify. Upon satisfaction in full of the Purchase Loan, the certificates shall be delivered to the Participant free and clear of any restrictions except for any restrictions that may be imposed by law.

ARTICLE VII.  RESTRICTED STOCK

                  7.01 RESTRICTED STOCK AWARDS. Beginning with the 2000 SARP Year, as of each Purchase Date, there shall automatically be granted to any Participant who purchases Purchased Stock as of such Purchase Date pursuant to Article VI of these rules an award of three-fourths of a share of Restricted Stock for each one share of Purchased Stock. The Purchase Date shall be the Date of Grant of such Restricted Stock. Beginning with the 2000 SARP Year, as of any date that a Participant delivers a Designation Notice to the Corporation, in accordance with
         Section 5.02 of these rules, designating shares of Stock as Designated Stock, there shall automatically be granted to such Participant an award of three-fourths of a share of Restricted Stock for each one share of Designated Stock. The date of delivery of such Designation Notice shall be the Date of Grant of such Restricted Stock. The terms of all such Restricted Stock awards shall be set forth in an Award Agreement between the Corporation and the Participant which shall contain such forfeiture periods and conditions, restrictions and other provisions, not inconsistent with these rules, as shall be determined by the Committee.

                           (a) Issuance of Restricted Stock. As soon as
                  practicable after the Date of Grant of Restricted Stock, the Corporation shall cause to be transferred on the books of the Corporation shares of Stock, registered on behalf of the Participant, evidencing such Restricted Stock, but subject to forfeiture to the Corporation retroactive to the Date of Grant if an Award Agreement delivered to the Participant by the Corporation with respect to the Restricted Stock is not duly executed by the Participant and timely returned to the Corporation. Until the lapse or release of all restrictions applicable to an award of Restricted Stock, the stock certificates representing such Restricted Stock shall be held in custody by the Corporation or its designee.

                           (b) Stockholder Rights. Beginning on the Date of
                  Grant of the Restricted Stock and subject to execution of the Award Agreement as provided in Section 7.01(a) of these rules, the Participant shall become a stockholder of the Corporation with respect to all Stock subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such Stock and the right to receive dividends (or dividend equivalents) paid with respect to such Stock; provided, however, that any Stock distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall be held as prescribed in Section 7.01(a) of these rules.

                           (c) Restriction on Transferability. None of the
                  Restricted Stock may be assigned, transferred (other than by will or the laws of descent and distribution), pledged, sold or otherwise disposed of prior to lapse or release of the restrictions applicable thereto.


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                           (d) Delivery of Stock Upon Release of Restrictions.
                  Upon expiration or earlier termination of the forfeiture period without a forfeiture, the satisfaction of the Purchase Loan, if any, for the Related Stock and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 8.02 of these rules, the Corporation shall deliver to the Participant, or, in case of the Participant's death, to the Participant's legal representatives, one or more stock certificates for the appropriate number of shares of Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

                  7.02  TERMS OF RESTRICTED STOCK.

                           (a) Forfeiture of Restricted Stock. Subject to
                  Section 7.02(b) of these rules, all Restricted Stock shall be forfeited and returned to the Corporation and all rights of the Participant with respect to such Restricted Stock shall cease and terminate in their entirety if during the forfeiture period (i) the Participant transfers, sells or otherwise disposes of the Related Stock other than to a Permitted Transferee or in a transaction constituting a Change in Control or (ii) the employment of the Participant with the Corporation and its affiliates terminates for any reason or
                  (iii) the Participant defaults on the Purchase Loan, if any, for the Related Stock. Unless the Committee, in its sole discretion, provides otherwise in the applicable Award Agreement, the forfeiture period for any shares of Restricted Stock shall be five years from the Date of Grant of such Restricted Stock. Notwithstanding the foregoing, in the event of the discharge by the Corporation and its subsidiaries of a Participant without Cause or termination of a Participant's employment by reason of death, Disability or retirement pursuant to the retirement policy of the Corporation or its applicable subsidiaries, all forfeiture restrictions imposed on Restricted Stock shall immediately and fully lapse. In addition, upon the occurrence of a Change in Control, all forfeiture restrictions imposed on Restricted Stock shall immediately and fully lapse.

                           (b) Waiver of Forfeiture Period. Notwithstanding
                  anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture conditions set forth in any Award Agreement under appropriate circumstances and subject to such terms and conditions (including forfeiture of a proportionate number of the shares of Restricted Stock) as the Committee may deem appropriate, provided that the Participant shall at that time have completed at least one year of employment after the Date of Grant.

ARTICLE VIII.  MISCELLANEOUS

                  8.01 LIMITATIONS ON TRANSFER. The rights and interest of a Participant under the SARP may not be assigned or transferred other than by will or the laws of descent and distribution. During the lifetime of a Participant, only the Participant personally may exercise rights under the SARP.

                  8.02 TAXES. The Corporation shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any Stock issuable under the SARP, or with respect to any income recognized upon the lapse of restrictions applicable to Restricted Stock, and the Corporation may defer issuance of Stock hereunder until and unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee or its delegate and shall be payable by the Participant at such time as the Committee determines. The Committee shall prescribe in each Award Agreement one or more methods by which the Participant will be permitted to satisfy his or her tax withholding


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         obligation, which methods may include, without limitation, the payment of cash by the Participant to the Corporation and the withholding, at the appropriate time, of shares of Stock otherwise issuable to the Participant in a number sufficient, based upon the Fair Market Value of such Stock, to satisfy such tax withholding requirements.

                  8.03 LEGENDS. All certificates for Stock delivered under the SARP shall be subject to such transfer restrictions set forth in these rules and such other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be endorsed on any such certificates making appropriate references to such restrictions.

                  8.04 AMENDMENT AND TERMINATION. The Committee shall have complete power and authority to amend or terminate these rules at any time it is deemed necessary or appropriate. No termination or amendment of the SARP may, without the consent of the Participant to whom any award shall theretofore have been granted under the SARP, adversely affect the right of such individual under such award; provided, however, that the Committee may, in its sole discretion, make such provision in the Award Agreement for amendments which, in its sole discretion, it deems appropriate.


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